Exhibit 10.16

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY AGREEMENT

This AGREEMENT (Agreement”) made this 13th day of July, 2006 between

VISION-EASE LENS

having its address at 7000 Sunwood Drive Northwest, Ramsey, MN 55303 USA (hereinafter called “VE”)

and

MITSUBISHI GAS CHEMICAL COMPANY, INC.

having its address at Mitsubishi Building, 2-5-2 Marunouchi, Chiyoda-ku, Tokyo 100-8324 JAPAN (hereinafter called “MGC”)

and

MITSUBISHI ENGINEERING-PLASTICS CORP.

having its address at Yaesu Dai Bldg., 1-1-1 Kyobashi, Chuo-ku, Tokyo 104-0031 JAPAN (hereinafter called “MEP”)

and

MGC Filsheet Co., Ltd.

having its address at 4-2242 Mikashima, Tokorozawa-shi, Saitama-ken 359-1164 JAPAN (hereinafter called “FS”)

and

YUSHI SEIHIN CO., LTD.

having its address at Nihonbashi Hamacho Park Bldg. 5F, 35-4 Nihonbashi Hamacho 2-Chome, Chuo-ku, Tokyo 103-0007 JAPAN (hereinafter called “YS”)

The above are hereinafter collectively referred to as the “Parties.”

WITNESSETH

WHEREAS, the term of the original agreement between the “Parties” dated March 1, 1999 has expired; and

WHEREAS, MEP has assigned YS to negotiate a commercial agreement covering the continued sale of lupilon POLA (hereinafter called “POLA Sheet”), a polarizing polycarbonate sheet in any of the following forms; flat sheet, or formed wafers; and

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WHEREAS, VE is desirous to negotiate and conclude such an agreement with MGC, MEP, FS, and YS; and,

WHEREAS, MGC, MEP, FS and YS are willing to enter into such an agreement with VE; and

WHEREAS, that agreement must be signed by all of the parties to this agreement. (the “Parties’) for this agreement to become valid; and

NOW, THEREFORE, the parties hereto agree that VE shall have the right to buy POLA Sheet and Formed Wafers under the terms and conditions hereinafter defined.

1.             PRODUCT.

Name:	POLA Sheet and Formed Wafer
Color:	VGRY
VBSN
VOAK (VE supplied melanin solution)
VMLB (FS supplied melanin solution)

POLA Sheet may be purchased as flat sheet and formed wafer.

Additional POLA Sheet and formed wafer colors may by added to the Agreement by joint approval of the Parties.

(See Exhibit A - POLA Sheet / Formed Wafer Colors)

2.             PERIOD AND TERMINATION.

This agreement shall commence as of September 1, 2006 and remain in effect for a period of two years and will be automatically renewed for each successive year on a yearly basis if all parties have met all of their obligations and duties stated under this agreement.  An annual review of the agreement will be conducted by the Parties three months prior to automatic renewal.  In the event the negotiations to renew this Agreement extend beyond the original term of the Agreement, the Agreement shall remain in effect until a new agreement is signed, negotiations are terminated by mutual agreement, or either party gives a twelve month notice of its decision to terminate negotiations.

3.             BREACH.

Notwithstanding the foregoing, either party may immediately terminate this Agreement for cause in the event the other party shall breach or violate any of its warranties, representations, agreements, covenants or conditions required by the terms of this Agreement in any material respect and fails to remedy any such breach within 60 days with the exception of Payment Terms where VE will have ten days to remedy any breach.  Notification of any breach will be provided in writing to all parties.

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.             APPLICATION.  Limited to polarizing plastic eyeglass lenses intended to meet Rx standards.

5.             PRODUCT SPECIFICATIONS.  (see Exhibit A)

6.             PURCHASE VOLUME / PRICE.  (see Exhibit B)

7.             PRICE ADJUSTMENT.  (see Exhibit B)

8.             PAYMENT TERMS.  (see Exhibit B)

9.             CONFIDENTIALITY.  (see Exhibit C)

10.           DISPUTE RESOLUTION.  All disputes arising in connection or relating to the provisions of this Agreement shall be amicably resolved by the Parties through good faith discussions.  If the Parties are unable to resolve a dispute through such good faith discussions, then such dispute including any dispute, controversy, claim or cause of action arising out of this Agreement, or any breach thereof, shall be finally settled by binding arbitration conducted in Minnesota in accordance with the Rules of the American Arbitration Association when requested by any Party other than VE in regard to a dispute involving VE, and in Tokyo, Japan in accordance with the Rules of the Japan Commercial Arbitration Association in all other cases.  The arbitration shall be conducted by three arbitrators appointed by the applicable Association in accordance with the applicable Rules.  Judgment upon the award may be entered in any court having proper jurisdiction.

11.           WARRANTY OF POLA SHEET AND FORMED WAFER PRODUCTS.   MGC, MEP, FS and YS warrant to VE that POLA Sheet and formed wafer shall perform in accordance with the agreed specifications (see Exhibit A - POLA Sheet and Formed Wafer Quality Specifications) and shall be free of defects in material and workmanship for one year from delivery when stored by VE in recommended conditions (Per Specification - POLA Sheet and Formed Wafer Storage Conditions).  VE will evaluate pre-sample and report this result to FS within 7 VE business days of receipt of sheet.  FS will provide results of its analysis of defective samples returned from VE within 10 FS business days of their receipt.  Once a POLA Sheet or Formed Wafer is rejected by VE for failure to comply with specifications, and FS acknowledges that the film has failed to meet specifications, YS shall credit any open VE invoice(s) issued under this Agreement for the amount corresponding to the price of the said POLA sheet or Formed Wafer materials within 5 business days of such request by YE.  VE may request the replacement of defective POLA Sheet or Formed Wafer and this shall be done as soon as possible, but in any event within 90 days of defect acknowledgement.  Normal payment policy will apply to this sheet and VE shall not be reimbursed for the U.S. import duties.  VE shall have 15 days from the Airway Bill date to notify MGC, MEP, FS and YS of such defects.  YS will reimburse VE for freight cost if VE paid for freight, and if FS agrees with defect.  It will be the responsibility of FS for all return freight costs on material that has been received by VE and then is acknowledged as defective by FS.  In the case where FS agrees that film rejected by VE

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

doesn’t meet specification but is partially useable, VE will receive a discount based on usability on a case-by-case basis for rejected film plus 5% as a service fee.

POLA Sheets and Formed Waters stored by VE in accordance to MEP’s recommended storage conditions (Per Specification - POLA Sheet and Formed Wafer Storage Conditions) for less than one year from the Air Waybill date which no longer meet specifications shall be reimbursed by MGC, MEP, FS and YS at the value for which those sheets or wafers received by VE.  VE shall notify MGC, MEP, FS and YS of the defective sheets or formed wafers and MGC, MEP, FS and YS retain the right to inspect and evaluate the sheets or formed wafers until such evaluation is conclusive; and, until it is agreed between the Parties that the sheets or formed wafers became defective within the one year warranty when stored under appropriate conditions by VE.

12.           LIABILITY.  MGC, MEP, FS and YS shall not be liable to VE, to VE’s employees or to customers of VE for any losses, damages, claims or demands including but not limited to, those for consequential or indirect damages, arising out of or resulting from the use of POLA Sheet or products made from POLA Sheet.

13.           PRODUCT DEVELOPMENT EFFORTS / TECHNICAL COOPERATION.

The Parties agree to continue technical cooperation to further define current POLA Sheet and Formed Wafer product specifications and develop new or refine existing POLA Sheet and Formed Wafer grades and colors for term of Agreement.  MGC and FS will transfer to VE technical know-how regarding forming POLA Sheet, which is not proprietary to any other third parties.

14.           QUALITY IMPROVEMENT AND COST REDUCTION.

The Parties agree to continue to improve quality and develop cost reduction opportunities for the term of Agreement.

15.           SUCCESSORS AND ASSIGNS.  The rights and obligations of either Party shall not be transferable without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed.  All obligations of the Parties herein shall be binding upon their respective successors or assigns.

16.           GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, the United States of America.

17.           FORCE MAJEURE.  If the performance by either Party of their respective obligations or undertakings under this Agreement is interrupted or delayed by any occurrence not occasioned by the conduct of either Party to this Agreement, whether that occurrence is caused by war, acts of civil or military authority, riot, insurrection, national emergency, strike, energy crisis, embargo, storm earthquake, or other national forces or by the acts of anyone not a party to this Agreement, or by the inability to secure materials or transportation, then the party so affected

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

shall be excused from any further performance for whatever period of time after the occurrence as may be reasonably necessary to remedy the effects of that occurrence.

18.           SEVERABILITY.  In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

19.           PATENT INFRINGEMENT MGC, MEP, FS and YS agree to indemnify VE against any liability, including all costs associated with any claims against YE, resulting or stemming from infringement by the POLA Sheet itself in the form delivered to VE by MGC, MEP, FS or YS, of the patent rights of any third party.  MGC, MEP, FS and YS make no warranty or guarantee that the APPLICATION or any other particular use of the POLA Sheet or Products derived there from does not infringe the patent rights of a third party.

20.           No amendment or modification of this agreement shall be made except by the mutual agreement of all of the Parties in writing, signed by all parties, and documented as an addendum to the agreement.

21.           FS agrees to hold safety stock of film regularly ordered by VE to insure delivery within specified lead times and for expedited delivery in the event of rejection of defective material.  VE agrees that upon declaration of its’ insolvency that MEP has the right to sell any film produced for VE that has not been paid for and is in the possession of FS, MEP, or YS if VE does not pay for the film in total within 30 days.  The parties agree that if delivery issues become a problem the parties will immediately open discussions to resolve the issue.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first above written.

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

/s/ Douglas Hepper
VISION-EASE LENS
Douglas Hepper
President and Chief Executive Officer

/s/ Jun Nakao
MITSUBISHI GAS CHEMICAL COMPANY, INC.
Jun Nakao
Executive Officer
General Manager
Engineering-Plastics Division
Specialty Chemicals Company

/s/ Hitoshi Kobayashi
MITSUBISHI ENGINEERING-PLASTICS CORP.
Hitoshi Kobayashi
Managing Director
Corporate Planning Department

/s/ Kazuo Noguchi
MGC Filsheet Co., Ltd.
Kazuo Noguchi
President

/s/ Toru Nakamura
YUSHI SEIHIN CO., LTD.
Toru Nakamura
President

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

PRODUCT SPECIFICATIONS

[*REDACTED*]

PLEASE NOTE THAT CERTAIN MATERIAL HAS BEEN OMITTED FROM THIS AGREEMENT AND NOTED AS “*REDACTED*” PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THAT MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

POLA SHEET SUPPLIER AGREEMENT

VOLUME / PRICE / SHIPPING

[*REDACTED*]